Exhibit 99.1

Visa Inc. Reports Fiscal Second Quarter 2014 Net Income of $1.6 billion or $2.52 per Diluted Share

Foster City, CA, April 24, 2014 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2014. Net income for the quarter was $1.6 billion, an increase of 26% over the prior year, or $2.52 per share, an increase of 31% over the prior year. These results include a tax benefit of $218 million of which $201 million relates to prior periods. Excluding the prior periods’ impact, earnings per share was $2.20, an increase of 15% over the prior year. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Net operating revenue in the fiscal second quarter of 2014 was $3.2 billion, an increase of 7% nominally or 9% on a constant dollar basis over the prior year, driven by solid growth in service revenues, data processing revenues and international transaction revenues. The strengthening of the U.S. dollar impacted net operating revenues by 2 percentage points of negative growth during the quarter.

“Our underlying business drivers remained strong during the fiscal second quarter with payments volume continuing to grow at solid levels,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “As expected, softer net revenue growth was impacted by a strengthening U.S. dollar and difficult year-over-year comparisons due to non-recurring items. We expect this impact to be slightly more pronounced next quarter before rebounding in our fiscal fourth quarter, which will be more reflective of the fundamental strength of the business model. We continue to make substantial investments in products and services that will drive our future growth, while enhancing our financial institution and merchant client relationships.”

Fiscal Second Quarter 2014 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2013, on which fiscal second quarter service revenue is recognized, was 12% over the prior year at $1.2 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2014, was 12% over the prior year at $1.1 trillion.

Cross-border volume growth, on a constant dollar basis, was 8% for the three months ended March 31, 2014.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended March 31, 2014, were 15.4 billion, an 11% increase over the prior year.

Fiscal second quarter 2014 service revenues were $1.5 billion, an increase of 7% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 7% over the prior year to $1.2 billion. International transaction revenues, which are driven by cross-border volume, grew 5% over the prior year to $871 million. Other revenues, which include the Visa Europe licensing fee, were $183 million, an increase of 5% over the prior year. Client incentives, which are a contra revenue item, were $587 million and represent 15.6% of gross revenues.

Total operating expenses were $1.1 billion for the quarter, a 2% increase over the prior year, primarily due to an increase in marketing spend to support the 2014 Sochi Winter Olympics and 2014 World Cup campaigns, offset by a reduction in personnel and professional fees.

The effective tax rate was 22.5% for the quarter ended March 31, 2014. This rate was positively impacted by a $218 million tax benefit recognized during the quarter related to a deduction for U.S. domestic production activities. This benefit was fully contemplated in the Company’s earnings per share guidance for fiscal full-year 2014.

Cash, cash equivalents, and available-for-sale investment securities were $6.5 billion at March 31, 2014.

The weighted-average number of diluted shares of class A common stock outstanding was 634 million for the quarter ended March 31, 2014.

Notable Events:

During the three months ended March 31, 2014, the Company repurchased 5.1 million shares of class A common stock, at an average price of $217.61 per share, using $1.1 billion of cash on hand. At March 31, 2014, the Company had $3.0 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On April 23, 2014, the board of directors declared a quarterly cash dividend of $0.40 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on June 3, 2014, to all holders of record of the Company’s class A, class B and class C common stock as of May 16, 2014.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metrics for fiscal full-year 2014:

•	Annual net revenue growth: Low double-digit constant revenue growth in the 10-11% range, with an expectation of two percentage points of negative foreign currency impact; and

•	Annual operating margin: Low to mid 60s.

Visa Inc. affirms its financial outlook for the following metrics for fiscal full-year 2014:

•	Client incentives as a percent of gross revenues: 16.5% to 17.5% range;

•	Annual diluted class A common stock earnings per share growth: Mid to high teens; and

•	Annual free cash flow: About $5 billion.

Visa Inc. provides its financial outlook for the following metric for fiscal full-year 2014:

•	Tax rate: Approaching 30%.

Fiscal Second Quarter 2014 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 47,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, earnings per share, free cash flow, tax rate and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payment networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	increased regulation on consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10–K for the year ended September 30, 2013 and our other filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2014	September 30, 2013
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,820	$2,186
Restricted cash—litigation escrow	1,105	49
Investment securities:
Trading	82	75
Available-for-sale	1,592	1,994
Income tax receivable	33	142
Settlement receivable	752	799
Accounts receivable	832	761
Customer collateral	923	866
Current portion of client incentives	255	282
Deferred tax assets	850	481
Prepaid expenses and other current assets	263	187

Total current assets	8,507	7,822
Investment securities, available-for-sale	3,066	2,760
Client incentives	89	89
Property, equipment and technology, net	1,760	1,732
Other assets	843	521
Intangible assets, net	11,317	11,351
Goodwill	11,681	11,681

Total assets	$37,263	$35,956

Liabilities
Accounts payable	$114	$184
Settlement payable	1,099	1,225
Customer collateral	923	866
Accrued compensation and benefits	356	523
Client incentives	827	919
Accrued liabilities	582	613
Accrued litigation	1,060	5

Total current liabilities	4,961	4,335
Deferred tax liabilities	4,146	4,149
Other liabilities	861	602

Total liabilities	9,968	9,086

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 500 and 508 shares issued and outstanding at March 31, 2014 and September 30, 2013, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2014 and September 30, 2013	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 26 and 27 shares issued and outstanding at March 31, 2014 and September 30, 2013, respectively	—	—
Additional paid-in capital	18,555	18,875
Accumulated income	8,714	7,974
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	77	59
Defined benefit pension and other postretirement plans	(68)	(60)
Derivative instruments classified as cash flow hedges	18	23
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive income, net	26	21

Total equity	27,295	26,870

Total liabilities and equity	$37,263	$35,956

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,462	$1,369	$2,881	$2,669
Data processing revenues	1,234	1,150	2,498	2,265
International transaction revenues	871	831	1,762	1,636
Other revenues	183	175	363	354
Client incentives	(587)	(567)	(1,186)	(1,120)

Total operating revenues	3,163	2,958	6,318	5,804

Operating Expenses
Personnel	446	486	916	940
Marketing	245	195	431	388
Network and processing	120	119	252	229
Professional fees	77	91	152	179
Depreciation and amortization	107	98	214	190
General and administrative	120	108	228	214
Litigation provision	—	1	—	4

Total operating expenses	1,115	1,098	2,193	2,144

Operating income	2,048	1,860	4,125	3,660
Non-operating income (expense)	13	(3)	19	(2)

Income before income taxes	2,061	1,857	4,144	3,658
Income tax provision	463	587	1,139	1,095

Net income	$1,598	$1,270	$3,005	$2,563

Basic earnings per share
Class A common stock	$2.53	$1.93	$4.74	$3.87

Class B common stock	$1.06	$0.81	$1.99	$1.63

Class C common stock	$2.53	$1.93	$4.74	$3.87

Basic weighted-average shares outstanding
Class A common stock	501	524	503	528

Class B common stock	245	245	245	245

Class C common stock	26	28	26	29

Diluted earnings per share
Class A common stock	$2.52	$1.92	$4.72	$3.86

Class B common stock	$1.06	$0.81	$1.99	$1.62

Class C common stock	$2.52	$1.92	$4.72	$3.86

Diluted weighted-average shares outstanding
Class A common stock	634	660	636	665

Class B common stock	245	245	245	245

Class C common stock	26	28	26	29

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2014	2013
	(in millions)
Operating Activities
Net income	$3,005	$2,563
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of client incentives	1,186	1,120
Share-based compensation	89	98
Excess tax benefit for share-based compensation	(68)	(56)
Depreciation and amortization of property, equipment, technology and intangible assets	214	190
Deferred income taxes	(375)	1,580
Other	12	35
Change in operating assets and liabilities:
Income tax receivable	109	(984)
Settlement receivable	47	(34)
Accounts receivable	(71)	(79)
Client incentives	(1,251)	(1,108)
Other assets	(459)	(327)
Accounts payable	(68)	(15)
Settlement payable	(126)	3
Accrued and other liabilities	171	218
Accrued litigation	1,055	(4,384)

Net cash provided by (used in) operating activities	3,470	(1,180)

Investing Activities
Purchases of property, equipment, technology and intangible assets	(217)	(211)
Investment securities, available-for-sale:
Purchases	(1,292)	(1,854)
Proceeds from sales and maturities	1,406	1,616
Purchases of / contributions to other investments	(3)	(3)
Proceeds / distributions from other investments	—	3

Net cash used in investing activities	(106)	(449)

Financing Activities
Repurchase of class A common stock	(2,210)	(3,073)
Dividends paid	(507)	(437)
(Return to) payments from litigation escrow account—retrospective responsibility plan	(1,056)	4,383
Cash proceeds from exercise of stock options	58	84
Restricted stock and performance shares settled in cash for taxes	(83)	(64)
Excess tax benefit for share-based compensation	68	56
Payment for earn-out related to PlaySpan acquisition	—	(12)
Principal payments on capital lease obligations	—	(5)

Net cash (used in) provided by financing activities	(3,730)	932

Decrease in cash and cash equivalents	(366)	(697)
Cash and cash equivalents at beginning of year	2,186	2,074

Cash and cash equivalents at end of period	$1,820	$1,377

Supplemental Disclosure
Income taxes paid, net of refunds	$1,392	$421
Non-cash accruals related to purchases of property, equipment, technology and intangible assets	$27	$41

VISA INC.

FISCAL 2014 AND 2013 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2014 Quarter Ended		Fiscal 2013 Quarter Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
			(in millions)
Operating Revenues
Service revenues	$1,462	$1,419	$1,385	$1,298	$1,369
Data processing revenues	1,234	1,264	1,186	1,191	1,150
International transaction revenues	871	891	899	854	831
Other revenues	183	180	183	179	175
Client incentives	(587)	(599)	(680)	(521)	(567)

Total operating revenues	3,163	3,155	2,973	3,001	2,958

Operating Expenses
Personnel	446	470	499	493	486
Marketing	245	186	236	252	195
Network and processing	120	132	122	117	119
Professional fees	77	75	130	103	91
Depreciation and amortization	107	107	106	101	98
General and administrative	120	108	129	108	108
Litigation provision	—	—	—	(1)	1

Total operating expenses	1,115	1,078	1,222	1,173	1,098

Operating income	2,048	2,077	1,751	1,828	1,860
Non-operating income (expense)	13	6	15	5	(3)

Income before income taxes	2,061	2,083	1,766	1,833	1,857
Income tax provision	463	676	574	608	587

Net income	$1,598	$1,407	$1,192	$1,225	$1,270

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2014, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2014 and 2013, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$479	6.6%	11.0%	$328	11.0%	15.0%	3,556	$151	-1.9%	3.2%	853
Canada	56	0.4%	9.8%	52	0.4%	9.8%	548	5	1.0%	10.4%	11
CEMEA	252	4.1%	14.1%	59	16.6%	28.1%	1,223	193	0.8%	10.4%	1,085
LAC	250	-4.5%	11.6%	95	-3.7%	14.3%	2,372	155	-5.1%	10.0%	985
US	690	7.9%	7.9%	575	8.5%	8.5%	11,134	115	5.0%	5.0%	875

Visa Inc.	1,727	4.7%	10.2%	1,108	8.0%	11.8%	18,834	619	-0.7%	7.5%	3,810
Visa Credit Programs
US	$281	10.2%	10.2%	$269	10.6%	10.6%	3,148	$12	1.4%	1.4%	14
International	463	4.9%	12.3%	418	6.0%	13.3%	5,051	46	-3.9%	4.1%	176

Visa Inc.	744	6.9%	11.5%	687	7.8%	12.2%	8,200	57	-2.9%	3.5%	191
Visa Debit Programs
US	$408	6.4%	6.4%	$305	6.7%	6.7%	7,986	$103	5.5%	5.5%	861
International	574	1.0%	11.4%	116	13.4%	25.2%	2,648	459	-1.7%	8.4%	2,758

Visa Inc.	983	3.2%	9.3%	421	8.5%	11.2%	10,634	562	-0.4%	7.9%	3,619

	For the 3 Months Ended December 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$493	7.5%	12.6%	$339	8.3%	14.1%	3,677	$154	5.8%	9.5%	890	622	721
Canada	66	-0.1%	5.5%	62	-0.2%	5.5%	609	5	0.3%	6.0%	11	33	43
CEMEA	286	9.4%	13.3%	62	23.2%	28.7%	1,233	223	6.0%	9.6%	1,176	295	300
LAC	287	1.9%	10.8%	110	5.5%	15.9%	2,506	177	-0.2%	7.8%	1,066	407	437
US	704	7.6%	7.6%	591	8.4%	8.4%	11,566	114	3.3%	3.3%	884	564	728

Visa Inc.	1,837	6.6%	10.2%	1,164	8.3%	11.5%	19,590	673	3.8%	8.0%	4,027	1,921	2,229
Visa Credit Programs
US	$300	9.3%	9.3%	$288	9.6%	9.6%	3,439	$12	2.6%	2.6%	16	216	288
International	502	5.1%	11.5%	450	5.7%	12.4%	5,293	53	0.4%	4.1%	196	472	531

Visa Inc.	802	6.6%	10.7%	737	7.2%	11.3%	8,732	65	0.8%	3.8%	213	688	819
Visa Debit Programs
US	$405	6.3%	6.3%	$303	7.4%	7.4%	8,127	$102	3.4%	3.4%	868	349	439
International	630	6.7%	12.2%	124	18.1%	24.7%	2,731	506	4.2%	9.5%	2,947	885	970

Visa Inc.	1,035	6.6%	9.8%	427	10.3%	11.9%	10,858	608	4.1%	8.4%	3,815	1,233	1,410

Operational Performance Data

	For the 3 Months Ended September 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$464	8.2%	13.6%	$314	8.5%	14.7%	3,558	$150	7.5%	11.2%	854	610	710
Canada	65	4.6%	9.4%	60	4.8%	9.6%	602	5	2.3%	7.0%	12	32	41
CEMEA	265	12.2%	16.1%	57	26.8%	32.7%	1,121	207	8.8%	12.2%	1,120	290	294
LAC	259	1.6%	11.8%	98	4.4%	16.0%	2,348	161	0.0%	9.4%	998	403	431
US	692	9.3%	9.3%	575	10.3%	10.3%	11,400	117	4.8%	4.8%	932	546	713

Visa Inc.	1,745	8.0%	11.8%	1,105	9.6%	13.0%	19,029	640	5.4%	9.8%	3,916	1,880	2,189
Visa Credit Programs
US	$290	10.9%	10.9%	$277	11.0%	11.0%	3,324	$12	8.2%	8.2%	16	210	285
International	470	6.3%	12.9%	420	6.9%	14.0%	5,138	50	1.8%	5.1%	196	468	526

Visa Inc.	760	8.0%	12.2%	697	8.5%	12.8%	8,462	63	3.0%	5.7%	212	678	811
Visa Debit Programs
US	$402	8.2%	8.2%	$298	9.6%	9.6%	8,076	$104	4.4%	4.4%	916	335	428
International	582	7.9%	13.9%	109	17.7%	24.9%	2,491	473	5.9%	11.6%	2,788	867	949

Visa Inc.	984	8.0%	11.5%	407	11.7%	13.3%	10,567	577	5.6%	10.3%	3,704	1,202	1,377

	For the 3 Months Ended June 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$456	10.6%	13.2%	$304	9.7%	13.7%	3,354	$152	12.4%	12.2%	818	592	692
Canada	64	5.1%	5.8%	59	5.5%	6.2%	568	5	0.7%	1.3%	11	31	40
CEMEA	263	13.4%	15.7%	55	28.1%	32.0%	1,047	208	10.0%	12.0%	1,147	291	289
LAC	270	9.4%	12.5%	101	13.1%	17.7%	2,305	169	7.4%	9.6%	975	401	430
US	686	10.4%	10.4%	571	11.3%	11.3%	11,217	115	5.8%	5.8%	906	538	702

Visa Inc.	1,739	10.5%	12.0%	1,089	11.4%	13.2%	18,491	650	9.0%	10.2%	3,857	1,853	2,153
Visa Credit Programs
US	$282	10.1%	10.1%	$270	10.0%	10.0%	3,187	$12	11.6%	11.6%	15	206	280
International	463	8.2%	11.8%	412	8.7%	12.7%	4,915	51	4.2%	5.3%	199	466	525

Visa Inc.	745	8.9%	11.2%	682	9.3%	11.6%	8,102	63	5.5%	6.4%	214	672	805
Visa Debit Programs
US	$403	10.6%	10.6%	$300	12.5%	12.5%	8,030	$103	5.2%	5.2%	891	332	422
International	591	12.6%	14.2%	107	23.9%	26.1%	2,359	484	10.4%	11.8%	2,752	848	926

Visa Inc.	994	11.8%	12.7%	407	15.3%	15.8%	10,389	587	9.4%	10.6%	3,643	1,180	1,348

	For the 3 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$449	10.1%	12.3%	$295	9.9%	13.1%	3,116	$154	10.6%	10.7%	755	581	682
Canada	56	0.3%	0.5%	51	1.3%	1.5%	489	5	-9.5%	-9.3%	10	29	38
CEMEA	242	15.2%	17.2%	50	28.1%	31.3%	932	192	12.3%	13.9%	1,070	278	277
LAC	262	5.0%	12.0%	99	8.5%	17.1%	2,240	164	2.9%	9.2%	926	402	431
US	639	3.5%	3.5%	530	4.3%	4.3%	10,358	110	0.0%	0.0%	847	535	700

Visa Inc.	1,649	7.0%	8.7%	1,026	7.1%	8.6%	17,135	623	6.8%	8.9%	3,608	1,825	2,128
Visa Credit Programs
US	$255	9.2%	9.2%	$244	9.1%	9.1%	2,843	$12	13.3%	13.3%	14	206	278
International	441	7.1%	10.3%	394	7.7%	11.4%	4,582	48	2.0%	1.7%	181	462	522

Visa Inc.	697	7.9%	9.9%	638	8.2%	10.4%	7,425	59	4.1%	3.9%	196	668	801
Visa Debit Programs
US	$384	0.0%	0.0%	$286	0.5%	0.5%	7,516	$98	-1.4%	-1.4%	832	329	421
International	568	11.1%	14.5%	102	21.2%	25.9%	2,195	466	9.1%	12.3%	2,580	828	906

Visa Inc.	952	6.4%	7.8%	388	5.3%	5.7%	9,711	564	7.1%	9.4%	3,412	1,157	1,327

Operational Performance Data

	For the 12 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,892	8.1%	12.6%	$1,285	9.3%	14.4%	14,145	$607	5.7%	8.9%	3,414
Canada	252	2.5%	7.5%	232	2.6%	7.6%	2,327	20	1.1%	5.9%	45
CEMEA	1,066	9.7%	14.7%	234	23.4%	30.3%	4,623	832	6.4%	11.0%	4,529
LAC	1,066	2.0%	11.6%	403	4.6%	16.0%	9,532	663	0.4%	9.1%	4,024
US	2,772	8.8%	8.8%	2,311	9.6%	9.6%	45,317	461	4.7%	4.7%	3,598

Visa Inc.	7,048	7.4%	11.0%	4,466	9.3%	12.4%	75,943	2,582	4.3%	8.8%	15,610
Visa Credit Programs
US	$1,153	10.1%	10.1%	$1,105	10.3%	10.3%	13,098	$48	5.8%	5.8%	62
International	1,899	6.1%	12.1%	1,699	6.8%	13.1%	20,397	200	0.7%	4.6%	767

Visa Inc.	3,051	7.6%	11.4%	2,804	8.1%	12.0%	33,496	248	1.6%	4.9%	829
Visa Debit Programs
US	$1,619	7.8%	7.8%	$1,206	9.0%	9.0%	32,219	$412	4.6%	4.6%	3,536
International	2,377	6.9%	12.9%	456	18.1%	25.2%	10,229	1,922	4.6%	10.3%	11,245

Visa Inc.	3,996	7.3%	10.8%	1,662	11.3%	13.0%	42,448	2,334	4.6%	9.3%	14,781

	For the 12 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,750	9.5%	11.1%	$1,176	10.4%	12.0%	12,498	$574	7.7%	9.3%	2,853	581	682
Canada	246	3.8%	4.4%	226	4.4%	5.0%	2,091	20	-2.6%	-1.8%	43	29	38
CEMEA	972	14.7%	19.5%	189	26.7%	32.8%	3,380	782	12.1%	16.7%	4,375	278	277
LAC	1,045	3.6%	14.7%	385	6.7%	19.2%	8,863	660	1.9%	12.2%	3,849	402	431
US	2,548	1.7%	1.7%	2,108	1.8%	1.8%	41,358	440	1.4%	1.4%	3,501	535	700

Visa Inc.	6,561	5.9%	8.4%	4,085	5.7%	7.2%	68,190	2,476	6.2%	10.6%	14,621	1,825	2,128
Visa Credit Programs
US	$1,047	9.3%	9.3%	$1,002	9.7%	9.7%	11,833	$46	1.3%	1.3%	61	206	278
International	1,789	7.4%	10.4%	1,591	8.7%	11.9%	18,505	198	-1.4%	0.1%	759	462	522

Visa Inc.	2,836	8.1%	10.0%	2,592	9.1%	11.0%	30,338	244	-0.9%	0.4%	820	668	801
Visa Debit Programs
US	$1,501	-3.0%	-3.0%	$1,107	-4.5%	-4.5%	29,525	$394	1.4%	1.4%	3,440	329	421
International	2,223	9.8%	16.1%	386	17.4%	24.4%	8,328	1,837	8.3%	14.5%	10,361	828	906

Visa Inc.	3,724	4.2%	7.3%	1,493	0.3%	1.3%	37,852	2,232	7.0%	11.8%	13,802	1,157	1,327

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Mar 31, 2014	5%	8%
Dec 31, 2013	11%	12%
Sep 30, 2013	9%	11%
Jun 30, 2013	11%	11%
Mar 31, 2013	10%	10%
12 Months Ended
Mar 31, 2014	9%	10%
Mar 31, 2013	9%	11%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Mar 31, 2014	15,354	11%
Dec 31, 2013	15,985	13%
Sep 30, 2013	15,491	14%
Jun 30, 2013	14,972	14%
Mar 31, 2013	13,850	6%
12 Months Ended
Mar 31, 2014	61,802	13%
Mar 31, 2013	54,695	3%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Mar 31, 2014	1,859	16%
Dec 31, 2013	1,894	20%
Sep 30, 2013	1,696	24%
Jun 30, 2013	1,648	27%
Mar 31, 2013	1,608	25%
12 Months Ended
Mar 31, 2014	7,098	21%
Mar 31, 2013	5,854	26%